Exhibit 99

Sypris Reports Second Quarter Results

Margins Continued to Expand

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 17, 2010--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its second quarter ended July 4, 2010. The results of the Company’s Test & Measurement segment, which was divested on October 26, 2009, have been excluded from historical results from continuing operations and reclassified as discontinued operations.

HIGHLIGHTS

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  Gross margin increased to 7.8% of revenue, up from 6.4% in the second quarter of last year on a 9.0% decrease in revenue.
  The Company generated positive free cash flow and reported the fourth consecutive sequential increase in quarterly revenue for its Industrial Group.
  Industrial Group revenue increased 26.1%, while gross margin increased to 4.9% of revenue, up from a loss of 4.4% in the second quarter of last year. EBITDA increased to $3.7 million from a loss of $1.9 million for the prior year period and was up 51% sequentially from $2.4 million in the first quarter of 2010.
  Electronics Group revenue declined to $16.5 million, primarily as a result of a government delay in the production of certain secured communications programs, and the exit from older, low-margin contracts. At quarter end, Government approval was received to resume shipments of the delayed programs, which is expected to have a positive impact on the remainder of the year.
  Margin expansion continued to be driven by the positive impact of process improvements, increased productivity and significantly lower operating costs attributable to our restructuring activities.
  Net debt decreased to just $5.3 million.

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The Company reported revenue from continuing operations of $63.1 million for the second quarter compared to $69.4 million for the prior year period. The Company reported a net loss from continuing operations of $4.0 million, or $0.21 per share, for the second quarter compared to a net loss of $6.6 million, or $0.36 per share, for the prior year period. The net loss for the quarter ended July 4, 2010 included $1.0 million of charges associated with the Company’s previously announced restructuring program. The net loss for the quarter ended July 5, 2009 included $1.7 million of charges associated with the restructuring program. Including the results of discontinued operations, the Company’s net loss for the second quarter was $4.3 million, or $0.23 per share, as compared to a net loss of $6.8 million, or $0.37 per share, for the prior year period.

For the six months ended July 4, 2010, the Company reported revenue from continuing operations of $126.0 million compared to $137.1 million for the prior year period and a loss from continuing operations of $6.4 million, or $0.34 per share, compared to a loss of $18.2 million, or $0.98 per share, for the same period in 2009. The loss for the period included $1.4 million of charges associated with the restructuring program. The net loss for the six months ended July 5, 2009 included $3.7 million of charges associated with the restructuring program. Including the results of discontinued operations, the Company’s net loss for the six months ended July 4, 2010 was $6.7 million, or $0.36 per share, as compared to a net loss of $18.1 million, or $0.98 per share, for the prior year period.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and gross profit increasing on a year-over-year basis,” said Jeffrey T. Gill, president and chief executive officer. “And perhaps even more importantly, the Industrial Group’s EBITDA improved by $5.6 million over the prior year period, while the segment reported positive operating income before restructuring charges of $0.2 million during the quarter, reflecting the increasingly positive impact of the restructuring activities that were substantially completed last year.”

“The Company continued showing improvement as a result of the restructuring efforts executed throughout last year, and the cost structures of both business segments remain well positioned to capitalize on the improving economy. Revenue for our Electronics Group was down for the quarter, compared to the prior year period, primarily reflecting a government initiated delay in production of certain secure communication programs and the completion of certain older low-margin contracts. At quarter end, we received the approval of the government to resume shipments of the delayed programs and as a result, we expect revenue and margins to increase materially during the remainder of this year for our Electronics Group.”

The Industrial Group

Revenue for our Industrial Group increased 26% to $46.6 million in the second quarter compared to $36.9 million for the prior year period as a result of the improvement in the commercial vehicle and trailer markets, and represents the fourth consecutive quarterly increase in revenue. Gross profit for the quarter was $2.3 million compared to a loss of $1.6 million for the same period in 2009, reflecting the positive conversion associated with the increase in revenue combined with restructuring savings and aggressive cost containment activities.

The Electronics Group

Revenue for our Electronics Group was $16.5 million in the second quarter compared to $32.4 million in the prior year period, primarily as a result of delays on the production of certain secured communication programs for the government and the completion of certain older low-margin programs. Gross profit for the quarter decreased to $2.6 million compared to $6.1 million for the same period in 2009, primarily reflecting the impact of the delayed programs and the lower volume, while gross margins declined to 16.0% from 18.7% for the prior year period.

Outlook

Mr. Gill added, “In the near term, the outlook for our Electronics Group is expected to benefit materially from the resumption of our secured communication product shipments to the government in the third quarter of 2010, while the long-term is expected to benefit from further gross margin expansion as a result of new program launches, process improvements, increased productivity and lower costs driven by Lean and Six Sigma quality programs.”

“We expect to see incremental improvement in the performance of our Industrial Group going forward, subject to a recovery of the commercial vehicle market and our ability to profitably respond to the expected increase in demand. However, this business is expected to continue to generate positive improvements in comparable period EBITDA even at the current low volumes due to the continuing positive impact of our restructuring activities that were substantially completed during 2009.”

“The Company is well-positioned and our team is focused on delivering improved operational and financial results during the year.”

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics and truck components and assemblies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: our inability to successfully launch or sustain new or next generation programs; the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; dependence on, recruitment or retention of key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; potential liabilities associated with discontinued operations, including post-closing claims related to business or asset dispositions; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; breakdowns, relocations or major repairs of machinery and equipment; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; changes in government or other customer programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this press release, the company has provided information regarding free cash flow, net debt to total capital and EBITDA, which are non-GAAP financial measures.

Free cash flow is defined as cash provided by operating activities less capital expenditures. Net debt is defined as the sum of short-term and long-term debt less cash and cash equivalents and restricted cash. Net debt to total capital is defined as the ratio of net debt to the sum of total stockholder’s equity and net debt. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Management believes free cash flow is useful in analyzing the company’s ability to service and repay its debt. Net debt and net debt to total capital ratio are used by management to analyze the Company's financial structure and its reliance on debt financing for funding its operational requirements. Management believes EBITDA is a meaningful measure of performance as it is commonly utilized by management, investors and financial institutions to analyze operating performance and entity valuation. Further, management uses these non-GAAP measures in planning and forecasting for future periods.

These non-GAAP measures should not be considered a substitute for our reported results prepared in accordance with GAAP. Free cash flow should not be considered substitutes for cash provided by operating activities or other cash flow statement data prepared in accordance with GAAP or as a measure of liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity.

RECONCILIATION OF THREE AND SIX MONTHS ENDED FREE CASH FLOW
(in thousands)

	Three Months Ended		Six Months Ended
	July 4,	July 5,	July 4,	July 5,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Consolidated Cash Flow Statement:
Cash flows from operating activities:
Net cash provided by (used in) operating activities – continuing operations	$1,207	$3,845	$(60)	$(3,861)
Net cash provided by operating activities – discontinued operations	—	2,135	—	1,947
Net cash provided by operating activities	1,207	5,980	(60)	(1,914)
Cash flows from investing activities:
Capital expenditures	(386)	(1,278)	(630)	(2,972)
Proceeds from sale of assets	63	56	71	82
Changes in nonoperating assets and liabilities	(21)	44	36	186
Net cash used in investing activities – continuing operations	(344)	(1,178)	(523)	(2,704)
Net cash used in investing activities – discontinued operations	—	(257)	—	(436)
Net cash used in investing activities	(344)	(1,435)	(523)	(3,140)
Cash flows from financing activities:
Net change in debt under revolving credit facility	—	500	—	2,500
Debt modification costs	—	—	—	(652)
Cash dividends paid	—	—	—	(386)
Net cash (used in) provided by financing activities	—	500	—	1,462
Net increase (decrease) in cash and cash equivalents	863	5,045	(583)	(3,592)
Cash and cash equivalents at beginning of period	14,162	5,080	15,608	13,717
Cash and cash equivalents at end of period	$15,025	$10,125	$15,025	$10,125
Free Cash Flow:
Net cash provided by operating activities – continuing operations	$1,207	$3,845	$(60)	$(3,861)
Capital expenditures	(386)	(1,278)	(630)	(2,972)
Free cash flow	$821	$2,567	$(690)	$(6,833)

RECONCILIATION OF NET DEBT TO TOTAL CAPITAL
(in thousands)

	July 4,	December 31,
	2010	2009
	(Unaudited)
Current portion of long-term debt	$3,000	$4,000
Long-term debt	20,305	19,305
Less cash and cash equivalents	(15,025)	(15,608)
Less restricted cash - current	(3,000)	(74)
Less restricted cash	—	(3,000)
Net debt	$5,280	$4,623
Capital:
Total stockholder’s equity	$60,097	$66,218
Net debt	5,280	4,623
Total Capital	$65,377	$70,841
Net debt to total capital	8.1%	6.5%

RECONCILIATION OF THREE AND SIX MONTHS ENDED EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	July 4,	July 5,	July 4,	July 5,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Income (loss) from continuing operations:
Industrial Group	$(100)	$(5,400)	$(1,037)	$(12,970)
Electronics Group	(1,369)	1,961	(304)	733
General, corporate and other	(2,495)	(3,194)	(5,047)	(5,929)
	(3,964)	(6,633)	(6,388)	(18,166)
Income tax (benefit) expense:
Industrial Group	571	315	770	790
Electronics Group	—	—	—	—
General, corporate and other	—	98	—	(22)
	571	413	770	768
Interest expense, net:
Industrial Group	60	73	118	188
Electronics Group	2	3	5	(5)
General, corporate and other	521	1,373	1,061	1,977
	583	1,449	1,184	2,160
Depreciation and amortization:
Industrial Group	3,129	3,085	6,240	6,184
Electronics Group	527	699	1,083	1,485
General, corporate and other	52	74	105	149
	3,708	3,858	7,428	7,818
EBITDA:
Industrial Group	3,660	(1,927)	6,091	(5,808)
Electronics Group	(840)	2,663	784	2,213
General, corporate and other	(1,922)	(1,649)	(3,881)	(3,825)
	$898	$(913)	$2,994	$(7,420)

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended

	July 4,	July 5,
	2010	2009
	(Unaudited)
Revenue	$ 63,106	$ 69,378
Net loss	$ (4,264)	$ (6,778)
Basic loss per common share:
Continuing operations	$ (0.21)	$ (0.36)
Discontinued operations	(0.02)	(0.01)
Net loss per share	$ (0.23)	$ (0.37)
Diluted loss per common share:
Continuing operations	$ (0.21)	$ (0.36)
Discontinued operations	(0.02)	(0.01)
Net loss per share	$ (0.23)	$ (0.37)
Weighted average shares outstanding:
Basic	18,640	18,478
Diluted	18,640	18,478

	Six Months Ended

	July 4,	July 5,
	2010	2009
	(Unaudited)
Revenue	$ 126,009	$ 137,087
Net loss	$ (6,688)	$ (18,123)
Basic income (loss) per common share:
Continuing operations	$ (0.34)	$ (0.98)
Discontinued operations	(0.02)	0.00
Net loss per share	$ (0.36)	$ (0.98)
Diluted income (loss) per common share:
Continuing operations	$ (0.34)	$ (0.98)
Discontinued operations	(0.02)	0.00
Net loss per share	$ (0.36)	$ (0.98)
Weighted average shares outstanding:
Basic	18,588	18,456
Diluted	18,588	18,456

Note: The selected data at December 31, 2009 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 4,	July 5,	July 4,	July 5,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue:
Industrial Group	$ 46,571	$ 36,941	$ 90,677	$ 74,439
Electronics Group	16,535	32,437	35,332	62,648
Total net revenue	63,106	69,378	126,009	137,087
Cost of sales:
Industrial Group	44,285	38,571	85,938	78,771
Electronics Group	13,890	26,364	29,127	53,319
Total cost of sales	58,175	64,935	115,065	132,090
Gross profit (loss):
Industrial Group	2,286	(1,630)	4,739	(4,332)
Electronics Group	2,645	6,073	6,205	9,329
Total gross profit	4,931	4,443	10,944	4,997
Selling, general and administrative	6,983	6,994	13,558	14,740
Research and development	416	844	571	1,803
Amortization of intangible assets	28	28	56	56
Restructuring expense, net	1,002	1,732	1,415	3,713
Operating loss	(3,498)	(5,155)	(4,656)	(15,315)
Interest expense, net	583	1,449	1,184	2,160
Other expense, net	(688)	(384)	(222)	(77)
Loss from continuing operations before taxes	(3,393)	(6,220)	(5,618)	(17,398)
Income tax expense	571	413	770	768
Loss from continuing operations	(3,964)	(6,633)	(6,388)	(18,166)
Loss from discontinued operations, net of tax	(300)	(145)	(300)	43
Net loss	$ (4,264)	$ (6,778)	$ (6,688)	$ (18,123)
Basic income (loss) per share:
Loss per share from continuing operations	$ (0.21)	$ (0.36)	$ (0.34)	$ (0.98)
Income (loss) per share from discontinued operations	(0.02)	(0.01)	(0.02)	0.00
Net loss per share	$ (0.23)	$ (0.37)	$ (0.36)	$ (0.98)
Diluted income (loss) per share:
Loss per share from continuing operations	$ (0.21)	$ (0.36)	$ (0.34)	$ (0.98)
Income (loss) per share from discontinued operations	(0.02)	(0.01)	(0.02)	0.00
Net loss per share	$ (0.23)	$ (0.37)	$ (0.36)	$ (0.98)
Weighted average shares outstanding:
Basic	18,640	18,478	18,588	18,456
Diluted	18,640	18,478	18,588	18,456

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 4,	December 31,
	2010	2009
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$ 15,025	$ 15,608
Restricted cash - current	3,000	74
Accounts receivable, net	37,917	38,317
Inventory, net	32,522	29,042
Other current assets	6,398	6,406
Total current assets	94,862	89,447
Restricted cash	—	3,000
Property, plant and equipment, net	73,615	80,280
Goodwill	6,900	6,900
Other assets	9,952	10,320
Total assets	$ 185,329	$ 189,947
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 40,189	36,185
Accrued liabilities	23,948	22,279
Current portion of long-term debt	3,000	4,000
Total current liabilities	67,137	62,464
Long-term debt	20,305	19,305
Other liabilities	37,790	41,960
Total liabilities	125,232	123,729
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 19,970,978 shares issued and 19,673,859 outstanding in 2010 and 20,015,128 shares issued and 19,472,499 outstanding in 2009	200	200
Additional paid-in capital	148,096	147,644
Retained deficit	(71,113)	(64,434)
Accumulated other comprehensive loss	(17,083)	(17,187)
Treasury stock, 297,119 and 542,629 shares in 2010 and 2009, respectively	(3)	(5)
Total stockholders’ equity	60,097	66,218
Total liabilities and stockholders’ equity	$ 185,329	$ 189,947

Note: The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended

	July 4,	July 5,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net loss	$ (6,688)	$ (18,123)
(Loss) income from discontinued operations	(300)	43
Loss from continuing operations	(6,388)	(18,166)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	7,428	7,818
Stock-based compensation expense	579	398
Deferred revenue recognized	(3,056)	(3,255)
Deferred loan costs recognized	191	606
Asset impairments	—	872
Provision for excess on obsolete inventory	197	666
Other noncash items	(189)	947
Changes in operating assets and liabilities:
Accounts receivable	389	(1,018)
Inventory	(3,677)	10,920
Other current assets	8	1,888
Accounts payable	3,905	(4,263)
Accrued and other liabilities	553	(1,274)
Net cash used in operating activities - continuing operations	(60)	(3,861)
Net cash provided by operating activities - discontinued operations	—	1,947
Net cash used in operating activities	(60)	(1,914)
Cash flows from investing activities:
Capital expenditures	(630)	(2,972)
Proceeds from sale of assets	71	82
Changes in nonoperating assets and liabilities	36	186
Net cash used in investing activities - continuing operations	(523)	(2,704)
Net cash used in investing activities - discontinued operations	—	(436)
Net cash used in investing activities	(523)	(3,140)
Cash flows from financing activities:
Net change in debt under revolving credit agreements	—	2,500
Debt modification costs	—	(652)
Cash dividends paid	—	(386)
Net cash provided by financing activities	—	1,462
Net decrease in cash and cash equivalents	(583)	(3,592)
Cash and cash equivalents at beginning of period	15,608	13,717
Cash and cash equivalents at end of period	$ 15,025	$ 10,125

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes
Chief Financial Officer
502-329-2000